Exhibit 5.01

December 7, 2012
HORACE L. NASH		EMAIL HNASH@FENWICK.COM Direct Dial (650) 335-7934

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

Re:	Diamond Foods, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed by Diamond Foods, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on December 7, 2012, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 442,285 shares of the Company’s Common Stock, par value $0.001 per share (“Shares”), pursuant to awards granted or to be granted under the Company’s 2005 Equity Incentive Plan (“Incentive Plan”), and the associated preferred share purchase rights (“Rights”) related to the Shares issuable pursuant to the Rights Agreement (“Initial Rights Agreement”), dated as of April 29, 2005, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated April 5, 2011 (“Rights Amendment No. 1”) and Amendment No. 2 to the Rights Agreement dated May 23, 2012, (“Rights Amendment No. 2” and collectively with the Initial Rights Agreement and Rights Amendment No. 1, “Rights Agreement”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s First Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 20, 2005 (“Restated Certificate”) and certified by the Delaware Secretary of State on July 20, 2005, as filed by the Company with the Commission as an exhibit to the Form S-1 filed by the Company with the Commission on March 25, 2005;

(2)	the Company’s Restated Bylaws (“Restated Bylaws”) certified to us by the Company as being the currently effective Bylaws of the Company, as filed by the Company with the Commission as an exhibit to the Form S-1 filed by the Company with the Commission on March 25, 2005;

Diamond Foods, Inc.

December 7, 2012

(3)	the Initial Rights Agreement, in the form filed by the Company with the Commission as an exhibit to the Company’s registration statement on Form S-1, dated May 3, 2005, as amended by the Rights Amendment No. 1 in the form filed with the Commission as an exhibit to the Company’s Form 8-A/A, dated April 5, 2011 and the Rights Amendment No. 2 in the form filed with the Commission as an exhibit to the Company’s Form 8-K, dated May 23, 2012, each of which has been certified to us by one or more of the Company’s officers as being in full force and effect as of the date of this opinion;

(4)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference

(5)	the prospectus prepared in connection with the Registration Statement (“Prospectus”);

(6)	the Incentive Plan and related forms of stock option agreement, stock option exercise agreement and restricted stock purchase agreement for use under the Incentive Plan in the form filed by the Company with the Commission as an exhibit to the Company’s Form S-1/A filed with the Commission on July 20, 2005;

(7)	certain minutes of meetings and actions by written consent of the Company’s Board of Directors and stockholders you have provided to us related to the subject matter of the opinions provided in this letter, including without limitation the adoption and approval of the Restated Certificate, the Bylaws, the Initial Rights Agreement, Rights Amendment No. 1, Rights Amendment No. 2, the Incentive Plan and the Registration Statement;

(8)	a statement from the Company as of December 3, 2012 (the “Statement Date”) as to the number of (a) issued and outstanding shares of its capital stock (including Common Stock and Preferred Stock) as of the Statement Date, (b) issued and outstanding options, warrants and rights to purchase capital stock of the Company (including a list of outstanding options) as of the Statement Date, and (c) any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights as of the Statement Date.

(9)	a statement from the Company’s transfer agent as to the number of issued and outstanding shares of Common Stock and Preferred Stock as of December 6, 2012;

(10)	a Certificate of Good Standing issued with respect to the Company by the office of the Secretary of State of the State of Delaware, on December 7, 2012

(11)	a Certificate of Status issued with respect to the Company by the office of the Secretary of State of the State of California on December 7, 2012;

Diamond Foods, Inc.

December 7, 2012

(12)	a Certificate of Good Standing from the California Franchise Tax Board, dated December 7, 2012, stating that the Company is in good standing with that agency (together with the certificate of good standing and certificate of status described in items 10 and 11 above, the “Certificates of Good Standing”); and

(12)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (“Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies thereof, the legal capacity and competency of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and Restated Certificate, the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates or instruments representing the Shares and Rights have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California and (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company. With respect to our opinion expressed in paragraph (2) below, we have assumed that there will be no subsequent amendment to the Restated Certificate (other than to authorize sufficient additional shares of Common Stock and Preferred Stock from time to time) and that when the Shares and Rights described in paragraph (2) are issued and sold, the Company will have a sufficient number of authorized but unissued shares of its Common Stock, par value $0.001 per share, and its Preferred Stock subject to the Rights, to be able to deliver all such Shares and to satisfy its obligations upon exercise or triggering of the Rights (and the conversion into Common Stock of any Preferred Stock issued pursuant to any of the Rights).

Diamond Foods, Inc.

December 7, 2012

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 442,285 Shares that may be issued and sold by the Company pursuant to grants under the Incentive Plan, when issued, sold and delivered in accordance with the Incentive Plan and agreements to be entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, and the Rights associated with the Shares, when issued in connection with the issuance of such Shares, will be duly authorized and validly issued, and will be valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares and the Rights subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP
FENWICK & WEST LLP